Exhibit 99.1

ABIOMED ANNOUNCES Q2 FY 2019 RECORD REVENUE OF $182 MILLION, UP 37% OVER PRIOR YEAR

DANVERS, MA. — November 1, 2018 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart recovery and support technologies, today reported second quarter fiscal 2019 revenue of $181.8 million, an increase of 37% compared to revenue of $132.8 million for the same period of fiscal 2018. Second quarter fiscal 2019 GAAP net income was $50.1 million or $1.09 per diluted share, up 104% compared to GAAP net income of $24.5 million or $0.54 per diluted share for the prior year period.

Recent financial and operating highlights include:

•	Worldwide Impella® heart pump revenue for the quarter totaled $175.3 million, an increase of 38% compared to revenue of $127.4 million during the same period of the prior fiscal year.

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U.S. Impella heart pump revenue for the quarter totaled $152.2 million, an increase of 34% compared to revenue of $113.6 million during the same period in the prior fiscal year with U.S. patient usage of the Impella heart pumps up 29%.

•	Outside the U.S., Impella heart pump revenue for the quarter totaled $23.1 million, an increase of 67% compared to revenue of $13.8 million during the same period in the prior fiscal year.

•	Gross margin for the second quarter fiscal 2019 was 83.6% compared to 83.7% during the same period in the prior fiscal year.

•	Operating income for the second quarter fiscal 2019 was $50.3 million, or 27.7% operating margin, compared to $31.7 million, or 23.9% operating margin in the prior fiscal year.

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Second quarter fiscal 2019 GAAP net income was $50.1 million, or $1.09 per diluted share, which benefited from $12.9 million, or $0.28 per diluted share, of excess tax benefits related to employee share-based compensation awards. This compared to GAAP net income of $24.5 million or $0.54 per diluted share for the prior fiscal year, which benefited from $4.5 million, or $0.10 per diluted share, of excess tax benefits.

•	The Company’s cash and marketable securities balance as of September 30, 2018 was $410.4 million. The Company currently has no debt.

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In September 2018, a data analysis presented at the Transcatheter Cardiovascular Therapeutics (TCT) conference from Abiomed's Impella® Quality (IQ) Database showed that the utilization of best practices, including early placement of Impella, pre-PCI, led to a 24% relative increase in mean survival for acute myocardial infarction (AMI) cardiogenic shock patients since Impella’s cardiogenic shock FDA post-market approval (PMA) in 2016. The percent of Impella hospitals achieving greater than 70% survival now total 39%, up from 25% prior to the FDA approval.

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Separately at TCT, William O’Neill, MD, medical director of the Center for Structural Heart Disease at Henry Ford Hospital in Detroit, presented initial data from the first 104 patients treated with the National Cardiogenic Shock Initiative (NCSI) protocol. After more than 20 years of stagnant shock survival rates at roughly 50%, NCSI has now demonstrated a survival of 77%, with 99% of survivors discharged home with their native heart. The NCSI protocol includes placing Impella pre-PCI, reducing the use of inotropes, and right heart hemodynamic monitoring. NCSI is an independent, physician-led collaboration to improve outcomes in cardiogenic shock.

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The Company announces the STEMI DTU FDA safety and feasibility study will be presented in the Late-Breaking Clinical Trials at 10:00 a.m. CST on November 11th at the American Heart Association (AHA) Scientific Sessions in Chicago.  More information is available at the following link: http://www.abstractsonline.com/pp8/#!/4682/presentation/59042.

•	Today, the Company announces that it will host a short investor call to discuss the STEMI DTU FDA safety and feasibility study results on Monday, November 12 at 8:00 a.m. EST.

“We have established a strong foundation with our innovation and technology, balance sheet and intellectual property portfolio,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed, Inc. “We are executing our plan for sustainable growth while helping to improve patient outcomes focused on native heart recovery.”

FISCAL YEAR 2019 OUTLOOK

The Company is again increasing the low end of its fiscal year 2019 revenue guidance to $765 million to $770 million (up 29% to 30%) over the prior fiscal year. This compares to the post fiscal first quarter guidance of $755 million to $770 million (up 27% to 30%) and the Company's initial forecast of $740 million to $770 million (up 25% to 30%) from the prior year. The Company is maintaining its fiscal year 2019 guidance for GAAP operating margin in the range of 28% to 30%.

EARNINGS CONFERENCE CALL DETAILS

The Company will host a conference call to discuss the results at 8:00 a.m. EST on Thursday, November 1, 2018. The conference call releasing full quarterly results will be hosted by Michael R. Minogue, Chairman, President and Chief Executive Officer and Todd A. Trapp, Vice President and Chief Financial Officer.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11:00 a.m. EST November 1, 2018 through 10:00 a.m. EST on November 8, 2018. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 349 3749.

The ABIOMED logo, ABIOMED, IMPELLA, IMPELLA 2.5, IMPELLA 5.0, IMPELLA LD, IMPELLA CP, IMPELLA RP, IMPELLA BTR, IMPELLA 5.5, and IMPELLA ECP are registered marks or trademarks of ABIOMED, Inc., and are registered in the U.S. and certain foreign countries. AB5000 and cVAD REGISTRY, Recovering hearts. Saving lives. are trademarks of ABIOMED, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support.  Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg

Director, Investor Relations

978-646-1590

ir@abiomed.com

Tom Langford

Director, Communications & Public Relations

978-882-8408

tlangford@abiomed.com

Abiomed, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share data)

	September 30, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$76,382	$42,975
Short-term marketable securities	334,064	319,274
Accounts receivable, net	74,201	70,010
Inventories	63,656	50,204
Prepaid expenses and other current assets	13,296	11,808
Total current assets	561,599	494,271
Long-term marketable securities	-	37,502
Property and equipment, net	134,065	117,167
Goodwill	33,719	35,808
In-process research and development	15,730	16,705
Long-term deferred tax assets, net	116,248	70,746
Other assets	25,804	14,176
Total assets	$887,165	$786,375
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,884	$23,565
Accrued expenses	46,099	46,147
Deferred revenue	13,996	14,970
Total current liabilities	81,979	84,682
Other long-term liabilities	889	776
Contingent consideration	10,493	10,490
Long-term deferred tax liabilities	850	903
Total liabilities	94,211	96,851
Commitments and contingencies
Stockholders' equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	450	444
Authorized - 100,000,000 shares; Issued - 46,935,424 shares at September 30, 2018 and 46,100,649 shares at March 31, 2018
Outstanding - 45,038,453 shares at September 30, 2018 and 44,375,337 shares at March 31, 2018
Additional paid in capital	660,132	619,905
Retained earnings	280,650	140,457
Treasury stock at cost - 1,896,971 shares at September 30, 2018 and 1,725,312 shares at March 31, 2018	(136,743)	(67,078)
Accumulated other comprehensive loss	(11,535)	(4,204)
Total stockholders' equity	792,954	689,524
Total liabilities and stockholders' equity	$887,165	$786,375

Abiomed, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenue	$181,778	$132,823	$361,788	$265,291
Costs and expenses:
Cost of product revenue	29,846	21,627	60,696	43,489
Research and development	22,717	19,390	43,990	36,321
Selling, general and administrative	78,895	60,080	160,034	120,677
	131,458	101,097	264,720	200,487
Income from operations	50,320	31,726	97,068	64,804
Other income:
Investment income, net	1,671	781	3,222	1,416
Other (expense) income, net	(158)	(23)	30	56
	1,513	758	3,252	1,472
Income before income taxes	51,833	32,484	100,320	66,276
Income tax provision (benefit) (1)	1,706	7,981	(39,873)	4,399
Net income	$50,127	$24,503	$140,193	$61,877

Basic net income per share	$1.11	$0.56	$3.13	$1.41
Basic weighted average shares outstanding	44,961	44,141	44,754	44,018

Diluted net income per share (2)	$1.09	$0.54	$3.04	$1.36
Diluted weighted average shares outstanding	46,153	45,698	46,164	45,655
(1) Income tax benefit includes the effect of the following item:
Excess tax benefits related to stock-based compensation awards	$12,928	$4,434	$66,765	$21,276
(2) Diluted net income per share includes the effect of the following item:
Excess tax benefits related to stock-based compensation awards	$0.28	$0.10	$1.45	$0.47